UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       July 14, 2014

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD , SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 14, 2014, the Board of Directors of Movado Group, Inc. (the “Company”) elected Ricardo Quintero, age 50, as President of the Company effective immediately.

From September 2010 until immediately prior to joining the Company, Mr. Quintero, served as Senior Vice President/Global General Manager - Market Development at Clinique Laboratories LLC, a manufacturer, distributor and marketer of skin care and makeup products sold globally under the Clinique brand name, operating as a division of The Estée Lauder Companies Inc., an NYSE listed manufacturer and marketer of  skin care, makeup, fragrance and hair care products sold globally under a number of brand names including Estée Lauder, Aramis, Clinique, Origins, Bobbi Brown, La Mer and Aveda, as well as licensed brands including Tommy Hilfiger, Donna Karan, Michael Kors, Tom Ford and Coach. Prior to his most recent position, Mr. Quintero held various managerial positions of increasing responsibility at The Estée Lauder Companies beginning in 1999, including Senior Vice President, General Manager – The Americas (from July 2008 to August 2010), Senior Vice President, General Manager International (from July 2005 to June 2008) and before July 2005 as General Manager at Estée Lauder subsidiaries in South Korea and Mexico. Prior to joining The Estée Lauder Companies, Mr. Quintero was Owner and General Manager of Celestar de Mexico, a family owned apparel manufacturer, marketer and retailer, where he developed and introduced Walt Disney’s apparel business in the Mexican department store channel, in addition to launching multiple product lines.

In connection with his election as President, Mr. Quintero and the Company entered into a letter agreement dated May 29, 2014 (the “Offer Letter”), establishing his compensation, the material terms of which include:

•	An annual base salary of $750,000;
•	An annual target cash bonus equal to 75% of the annual base salary;
•	A monthly car allowance of $1,000 and reimbursement of auto insurance;
•
A one-time restricted stock award valued at $1,000,000, based on the closing price of the Company’s common stock on July 14, 2014, vesting at the rate of one-third annually and subject to accelerated vesting in 50% of the award if his employment is terminated by the Company without cause before July 14, 2015;

•	A one-time stock option award valued at $500,000, vesting at the rate of one-third annually;
•	An annual equity grant equal in value to the value of his annual target cash bonus, subject to approval by the Compensation Committee of the Board of Directors;
•	Eligibility to participate in the Company’s 401(k) and Deferred Compensation Plans; and
•	Severance equal to one year base salary if his employment is terminated by the Company without cause.

The foregoing summary of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the copy of the Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Coincident with the election of Mr. Quintero as President, the Board of Directors elected Richard Coté as Vice Chairman/ Chief Operating Officer effective July 14, 2014. Prior to his election as Vice Chairman, Mr. Coté, served as the Company’s President and Chief Operating Officer for four years. Mr. Coté’s responsibilities will continue to include the direction of the Company’s finance and operations areas as Chief Operating Officer.

The terms of Mr. Coté’s employment with the Company remain as described in the Company’s Definitive Proxy Statement on Schedule 14A dated May 8, 2014 and incorporated by reference into this Item 5.02.

The biographical information of Mr. Coté and each of the executive officers and directors of the Company, except as discussed under this Item 5.02, is included in the Company’s Definitive Proxy Statement on Schedule 14A dated May 8, 2014 and incorporated by reference into this Item 5.02.

On July 14, 2014, the Company issued a press release announcing the election of Mr. Quintero as President of the Company and the election of Mr. Coté as Vice Chairman/Chief Operating Officer. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2014, the Board of Directors adopted an amendment to the Company's Restated By-laws. This First Amendment to the Restated By- laws includes the following:
•	Adds the definition of “Chief Executive Officer” as new Section 1.8 and “Vice Chairman” as new Section 1.17;
•	Includes the Chief Executive Officer and the Vice Chairman in Section 2.4 as among those who can call a special shareholders meeting;
•	Includes the Chief Executive Officer and the Vice Chairman in Section 2.12 as among those who may act as chairman of a shareholders meeting;
•	Includes the Chief Executive Officer and Vice Chairman in Sections 3.11 and 13.1 as among those who may call a special meeting of the Board of Directors; and
•
Provides in Section 3.16 that the lead Director, if any, will preside at Board meetings in the absence of the Chairman and if both are absent that the Chief Executive Officer or Vice Chairman will preside.

The above description of the First Amendment to the Restated By-laws  is qualified by reference to the Company's Restated By-laws, as amended, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

3.1	Restated By-laws of Movado Group, Inc., as amended by First Amendment, effective July 14, 2014.

10.1	Offer Letter to Ricardo Quintero dated May 29, 2014.

99.1	Press release issued July 14, 2014 announcing the election of Ricardo Quintero as President and Richard Coté as Vice Chairman/Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 14, 2014
MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: GT Title: General Counsel